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                                                                      EXHIBIT 21


                            SIGNIFICANT SUBSIDIARIES


SUBSIDIARY NAME                                                 JURISDICTION
---------------                                                 ------------

Canrig Drilling Technology Ltd.                                   Delaware
Epoch Well Services, Inc.                                         Delaware
Nabors Alaska Drilling, Inc.                                      Alaska
Nabors Alaska Services Corp.                                      Alaska
Nabors Corporate Services, Inc.                                   Delaware
Nabors Drilling International Limited                             Delaware
Nabors Drilling Limited                                           Canada
Nabors Drilling USA, Inc.                                         Delaware
Nabors Holding Company                                            Delaware
Nabors International, Inc.                                        Delaware
Nabors Offshore Corporation                                       Delaware
Peak Oilfield Services Company (50% ownership)                    Alaska
Pool Company                                                      Delaware
Pool Company Texas, Ltd.                                          Texas
Pool Well Services Co.                                            Delaware
Sea Mar, Inc.                                                     Louisiana
Sea Mar Management, Inc.                                          Louisiana